UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

PGIM SHORT DURATION HIGH YIELD

OPPORTUNITIES FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PGIM SHORT DURATION HIGH YIELD OPPORTUNITIES FUND ADJOURNS ANNUAL MEETING OF SHAREHOLDERS

March 9, 2022

To the shareholders of PGIM Short Duration High Yield Opportunities Fund:

On March 9, 2022, PGIM Short Duration High Yield Opportunities Fund (the “Fund”) announced the adjournment of its 2022 Annual Meeting of Shareholders (the “Meeting”) for the further solicitation of proxies. The Meeting will be reconvened on April 14, 2022, at 3:00 p.m., Eastern Time. In light of the coronavirus pandemic, the Fund has elected to hold the Meeting via audio teleconference in order to ensure the safety of its shareholders. To participate in the Meeting, shareholders as of the record date, December 17, 2021, must email shareholdermeetings@computershare.com no later than 3:00 p.m., Eastern Time, on April 8, 2022, and provide their full name and address. Such shareholder will then receive an email from Computershare Fund Services containing the conference call dial-in information and instructions for participating in the Meeting.

The Proxy Statement, which provides more information about the Meeting, is available at https://www.proxy-direct.com/pru-32511.

Andrew R. French,
Secretary